UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 4, 2011

MENDOCINO BREWING COMPANY, INC.
(Exact name of issuer as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of principal executive offices)	(Zip Code)
(707) 463-6610
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

At the annual meeting of shareholders held by Mendocino Brewing Company, Inc. (the "Company") on October 4, 2011, in Ukiah, California, the Company's shareholders approved the two proposals listed below.  The proposals are described in detail in the Company's Proxy Statement dated August 29, 2011.

The following proposals were adopted by the margins indicated:

1.           To elect seven (7) directors to hold office until the next annual meeting or until their successors are duly elected and qualified.

NOMINEE	VOTES FOR	VOTES AGAINST	BROKER NON-VOTES*	% OF VOTES CAST FOR
Scott R. Heldfond	10,332,596	53,058	425,122	99.49%
H. Michael Laybourn	10,335,046	50,608	425,122	99.51%
Dr. Vijay Mallya	10,334,446	51,208	425,122	99.51%
Jerome G. Merchant	10,332,696	52,958	425,122	99.49%
Sury Rao Palamand	10,334,346	51,308	425,122	99.51%
Kent D. Price	10,334,696	50,958	425,122	99.51%
Yashpal Singh	10,330,264	55,390	425,122	99.47%

* Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner.  Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the votes actually cast.

2.           To ratify the appointment of PMB Helin Donovan, LLP the Company's registered independent public accounting firm for the fiscal year ending December 31, 2011.

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST FOR
10,752,092	34,029	24,655	0	99.46%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC. (Registrant)

Date: October 10, 2011	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary